EXHIBIT 10.3


               ACQUIROR VOTING AGREEMENT

          ACQUIROR VOTING AGREEMENT (this "Agreement"), dated May 25, 1998, between Pulitzer Publishing
Company, a Delaware corporation (the "Company") and
Hearst Broadcasting, Inc., a Delaware corporation (the
"Acquiror Stockholder").

                 W I T N E S S E T H:

          WHEREAS, concurrently herewith, Hearst-Argyle
Television, Inc., a Delaware corporation ("Acquiror"), and the Company are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which the Company will be merged with and into Acquiror
(the "Merger");

          WHEREAS, the Acquiror Stockholder controls or owns all of the issued and outstanding shares of Series
B Common Stock, par value $.01 per share, of Acquiror;
and

          WHEREAS, as an inducement and a condition to entering into the Merger Agreement, the Company has required that the Acquiror Stockholder agrees, and the Acquiror Stockholder has agreed, to enter into this Agreement;

          NOW, THEREFORE, in consideration of the
foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement, "Beneficially Own" or "Beneficial
Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities
Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing.
Notwithstanding the foregoing, securities Beneficially
Owned by a Person shall not include securities which are actually owned by other Persons but which such Person may be deemed to Beneficially Own under Rule
13d-3 under the Exchange Act solely because such Person may be deemed to be part of a "group" with such other
Persons as within the meaning of Section 13(d)(3) of the Exchange Act.

          2.   PROVISIONS CONCERNING THE SHARES.

          (a)  The Acquiror Stockholder hereby agrees
that during the period commencing on the date hereof and continuing until the first to occur of the Effective Time or the date on which the Merger

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Agreement is terminated in accordance with its terms,
at any meeting of the holders of any capital stock of Acquiror ("Acquiror Stock"), however called, or in connection with any written consent of the holders of Acquiror Stock, the Acquiror Stockholder shall vote (or cause to be voted) all shares of Acquiror Stock held of record or Beneficially Owned by the Acquiror
Stockholder, whether heretofore owned or hereafter acquired (collectively, the "Shares"), (i) in favor of the Merger, the execution and delivery by Acquiror of the Merger Agreement and the approval of the terms thereof, and each of the other transactions and actions contemplated by the Merger Agreement and this Agreement
(and the matters related to the consummation thereof) and any actions required in furtherance thereof and hereof; and (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Acquiror under the Merger
Agreement or this Agreement or that would result in any of the conditions to the obligations of Acquiror under the Merger Agreement not being fulfilled.

          (b)  In the event of a stock dividend or
distribution, or any change in Acquiror Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term
"Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

          3.   Other Representations, Warranties and
Covenants. The Acquiror Stockholder hereby represents, warrants and covenants to the Company as follows:

          (a)  Ownership of Shares.  The Acquiror
Stockholder Beneficially Owns all of the Shares, free and clear of all Liens, constituting all of the issued and outstanding shares of Series B Common Stock, and has sole voting power or sole power to issue instructions with respect to the matters covered hereby.

          (b)  Power; Binding Agreement.  The Acquiror
Stockholder has the legal capacity, power and authority to enter into and perform all of the Acquiror
Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by the Acquiror Stockholder will not violate any other agreement to which the Acquiror Stockholder is a party, including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered and authorized by the Acquiror Stockholder and constitutes a valid and binding agreement of the Acquiror
Stockholder, enforceable against the Acquiror
Stockholder in accordance with its terms.

          (c)  No Conflicts.  (i) No filing with, and
no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Acquiror
Stockholder and the consummation by the Acquiror
Stockholder of the transactions contemplated hereby
(other than filings with the SEC or FCC), and (ii) none of the execution and delivery of this Agreement by the Acquiror Stockholder, the consummation by the Acquiror
Stockholder of the transactions contemplated hereby or

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compliance by the Acquiror Stockholder with any of the
provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Acquiror Stockholder is a party or by which the Acquiror Stockholder or any of the Acquiror
Stockholder's properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Acquiror Stockholder or any of the Acquiror
Stockholder's properties or assets.

          (d)  Restriction on Transfers, Proxies and
Non-Interference. Beginning on the date hereof and continuing until this Agreement terminates pursuant to
Section 4, except as applicable in connection with the transactions contemplated by the Merger Agreement, the Acquiror Stockholder shall not, directly or indirectly,
(i) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into or amend a voting agreement with respect to any Shares, or (ii) take any action that would have the effect of preventing or disabling the Acquiror Stockholder from performing the Acquiror Stockholder's obligations under this
Agreement.

          (e)  Reliance by the Company.  The Acquiror
Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Acquiror Stockholder's execution and delivery of this Agreement.

          (f)  Further Assurances.  From time to time,
at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          4.   Termination.  Except as otherwise
provided in Section 2 of this Agreement, this Agreement shall terminate (a) in the event the Merger Agreement is terminated in accordance with its terms upon such termination, and (b) in the event the Merger is consummated, upon the Effective Time; provided that no such termination shall relieve any party of liability for a breach hereof prior to termination.

          5.   Miscellaneous.

          (a)  Entire Agreement.  This Agreement and
the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (b)  Certain Events.  The Acquiror
Stockholder agrees that (i) this Agreement and the obligations hereunder shall attach to the Acquiror

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Stockholder's Shares and shall be binding upon any
Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Acquiror
Stockholder's heir, guardians, administrators or successors and (ii) it shall not sell, transfer, pledge, assign or otherwise dispose of ("Transfer"), or enter into any contract, option or other arrangement with respect to the Transfer of, any shares of Acquiror
Stock held by the Acquiror Stockholder, unless as a condition of such Transfer, the transferee agrees in writing to be bound by the terms and conditions of this Agreement.

          (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, and any purported assignment in violation hereof shall be null and void.

          (d)  Amendments, Waivers, Etc.  This
Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

          (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal
Express, providing proof of delivery. All communica-tions hereunder shall be delivered to the respective parties at the following addresses:

          If to Acquiror      Hearst
                              Broadcasting,
                              Inc.

          Stockholder:   959 Eighth Avenue
                         New York, New York  10106
                         Attention:  James M. Asher

          Copy to:       Rogers & Wells LLP
                         200 Park Avenue
                         New York, New York 10166
                         (212) 878-8417 (telecopier)
                         Attention:  Steven A. Hobbs, Esq.
          If to the
          Company:       Pulitzer Publishing Company
                         900 North Tucker Boulevard
                         St. Louis, Missouri  63101
                         (314) 340-3125 (telecopier)
                         Attention:  Michael E. Pulitzer

          Copy to:       Fulbright & Jaworski L.L.P.
                         666 Fifth Avenue
                         New York, New York 10103
                         (212) 752-5958 (telecopier)
                         Attention:  Richard A. Palmer, Esq.

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          (f)  Severability.  Whenever possible, each
provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective

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and valid under applicable law but if any provision or
portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (g)  Specific Performance.  Each of the
parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (i)  No Waiver.  The failure of any party
hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (j)  No Third Party Beneficiaries.  This
Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto.

          (k)  Governing Law.  This Agreement shall be
governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

          (l)  Jurisdiction.  Each party hereby
irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware or the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (l) and shall not be deemed to be a general submission to the jurisdiction of said courts or in the States of Delaware or New York other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

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          (m)  Descriptive Headings.  The descriptive
headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (n)  Counterparts.  This Agreement may be
executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.


          IN WITNESS WHEREOF, the Company and the
Acquiror Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                   Pulitzer Publishing
                                   Company


                                   By:_____________________
                                     Name:
                                     Title:


                                   Hearst Broadcasting,
                                   Inc.


                                   By:______________________
                                     Name:
                                     Title:



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